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                                                                     Exhibit 4.3


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                                TOWER GROUP, INC.


                                       AND


                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.






                            ------------------------


                                WARRANT AGREEMENT

                         DATED AS OF ____________, 2004



                            ------------------------








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

                                WARRANT AGREEMENT

         This Warrant Agreement (this "Agreement") is made as of ____________, 2004 between TOWER GROUP, INC., a Delaware corporation (the "Company"), and FRIEDMAN, BILLINGS, RAMSEY & CO., INC. ("FBR").

                                    RECITALS

         A. The Company and American Re-Insurance Company propose to sell, pursuant to an Underwriting Agreement dated ___________, 2004 between the Company, the Selling Stockholders and the Underwriters, as such terms are defined therein (the "Underwriting Agreement"), up to __________ shares (the "Initial Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") to the Underwriters, for which FBR is acting as lead representative, and the Company and certain Selling Stockholders propose to sell up to _________ shares (the "Option Shares") of Common Stock, to cover over-allotments, if any (the "Offering").

         B. The Company deems it advisable, in consideration for the services rendered to the Company by FBR as lead underwriter in connection with the Offering, to issue to FBR warrants (the "Warrants") entitling the holders thereof to purchase an aggregate of _______ shares of Common Stock, representing an amount equal to 1.4% of the Initial Shares being offered to the public. The shares of Common Stock issued or issuable upon exercise of the Warrants are referred to as the "Warrant Shares".

         C. The Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

      ISSUANCE, EXECUTION, EXPIRATION AND TRANSFER OF WARRANT CERTIFICATES

         SECTION 1.01. Form of Warrant Certificates. The Warrants shall be evidenced by certificates (the "Warrant Certificates") substantially in the form of Exhibit A and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange, or to conform to usage, or as consistently herewith may be determined by the officers executing such Warrant Certificates as evidenced by their execution of the Warrant Certificates. Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase the number of shares of Common Stock stated therein, adjusted as provided for in Article III hereof, upon payment of the Exercise Price (as defined in Section 2.01 hereof).

         SECTION 1.02. Execution of Warrant Certificates. Each Warrant Certificate, whenever issued, shall (i) be dated as of the date of signature thereof by the Company either upon initial issuance or upon exchange, substitution or transfer and (ii) be signed manually by, or bear the facsimile signature of, the Chairman of the Board or the President or a Treasurer or a Vice President of the Company. In the event any officer of the Company whose manual or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, such Warrant Certificate may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, whether or not any such person was such an officer at the date of the execution of this Agreement.

         SECTION 1.03. Issuance, Delivery and Registration of Warrant Certificates. The Company shall issue and deliver, at the closing of the sale of the Initial Shares to the Underwriters as provided in the Underwriting Agreement, to FBR or its designees, a Warrant Certificate representing the Warrants, in substantially the form of Exhibit A. Additionally, the Company shall sign and deliver Warrant Certificates upon exchange, transfer or substitution for one or more previously signed Warrant Certificates as hereinafter provided. The Company shall maintain books for the registration of transfers and exchanges of Warrant Certificates (the "Warrant Register").

         SECTION 1.04. Transfer and Exchange of Warrant Certificates. The Company, from time to time, shall register the transfer of any outstanding Warrant Certificates in the Warrant Register upon surrender at the principal office of the Company of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Warrantholder (as defined in Section 5.11 hereof) or the Warrantholder's attorney duly authorized in writing, and evidence, satisfactory to the Company, of compliance with the provisions of Section 5.04 and the other terms and conditions of transfer specified herein. Upon any such registration of transfer, a new Warrant Certificate shall be signed by the Company and issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Company. Warrant Certificates may be exchanged at the option of the holder thereof, upon surrender, properly endorsed, at the principal office of the Company, with written instructions, for other Warrant Certificates signed by the Company entitling the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase in the aggregate a like number of shares of Common Stock as represented by the Warrant Certificate so surrendered. The Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

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                                   ARTICLE II

      SHARES OF COMMON STOCK ISSUABLE, EXERCISE PRICE, EXPIRATION DATE AND
                              EXERCISE OF WARRANTS

         SECTION 2.01. Warrant Shares Issuable; Exercise Price; Expiration Date. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase from the Company at any time, or from time to time, from the first anniversary of the date of the prospectus contained in the registration statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission in connection with the Offering to the close of business on the fifth anniversary of such date (or, if such date is not a Business Day (as defined below), the immediately preceding Business Day) (the "Exercise Period") the number of shares of Common Stock stated therein, adjusted as provided in Article III, upon payment of $____ per share (which price is equal to the Offering price), adjusted as provided in
Article III. Such price, as in effect from time to time as provided in Article III, is referred to as the "Exercise Price." Each Warrant not exercised during the Exercise Period set forth above shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the end of such period. For purposes of this Agreement, the term "Business Day" means any day of the week other than a Saturday, Sunday or a day which in The City of New York or in the city in which the principal office of the Company is located shall be a legal holiday or a day on which banking institutions are authorized or required by law to close.

         SECTION 2.02. Exercise of Warrants. (a) Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the principal office of the Company or at the office of the Company's transfer agent, with the Election to Exercise form attached as Attachment 1 to the Warrant Certificate duly completed and signed, and by paying in full to the Company (i) in cash,
(ii) by certified or official bank check payable to the Company's order, (iii) by wire transfer, (iv) through the surrender of shares of Common Stock valued at the Current Market Value (as defined below) of the Common Stock on the date of exercise, (v) provided that the Current Market Value (as defined below) on the date of exercise exceeds the Exercise Price, by a Cashless Exercise (as defined below) or (vi) by any combination of the foregoing, the Exercise Price for each Warrant Share as to which Warrants are then being exercised and any applicable taxes, other than taxes that the Company is required to pay hereunder. A Warrantholder may exercise such Warrantholder's Warrant for the full number of Warrant Shares issuable upon exercise thereof or any lesser number of whole Warrant Shares.

For purposes of this Agreement, a "Cashless Exercise" shall mean an exercise of a Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Warrant or Warrants without payment of the Exercise Price in cash by surrendering such Warrant or Warrants (represented by one or more Warrant Certificates) and, in exchange therefor, receiving such number of Warrant Shares equal to the product of (1) that number of Warrant Shares which would be issuable in the event of an exercise with payment in cash of the Exercise Price and (2) the Cashless Exercise Ratio. The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the date of exercise over the Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with a holder's option to elect a Cashless Exercise, such holder must specify the number of Warrants for which such Warrant Certificate is to be exercised (assuming payment with no Cashless Exercise). All provisions of this Agreement shall be applicable with respect to a Cashless Exercise of a Warrant Certificate for less than the full number of Warrants represented thereby.

For purposes of this Agreement, "Current Market Value" shall mean (i) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the value of the security, determined in good faith by the board of directors of the Company and set forth in a certificate thereof, or
(ii) (a) if the security is registered under the Exchange Act, the average of the volume weighted average sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the closing sales prices for all of the trading days before such date for which closing sales prices are available. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day on the principal U.S. national securities exchange or quotation system on which the security is listed or admitted to trading, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company,
(C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

         (b) As soon as practicable after the exercise of any Warrants and payment by the Warrantholder of the full Exercise Price (including any election of a Cashless Exercise) for the Warrant Shares as to which such Warrants are then being exercised, the Company will requisition from the registrar and transfer agent of the shares of Common Stock and deliver to or upon the order of such Warrantholder a certificate or certificates for the number of full Warrant Shares to which such Warrantholder is entitled (taking into account any Cashless Exercise), registered in the name of such Warrantholder or, subject to compliance with the terms and conditions hereof with respect to transfers, as such Warrantholder shall direct. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in
Section 2.03 hereof, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of shares of Common Stock as to which such Warrant shall not have been exercised (taking into account any Cashless Exercise). The Company will cancel all Warrants so surrendered.

         (c) Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which the Warrant Certificate was surrendered to the Company and payment of the Exercise Price and any applicable taxes was made to the Company, irrespective of the date of delivery of such certificate for Warrant Shares.

         (d) All Warrant Shares when issued will be duly authorized, validly issued, fully paid and non-assessable. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares. The Company will not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the Warrantholder. In such case, the Company will not be required to issue any certificate for Warrant Shares until the person or persons requesting the same shall have paid to the Company the amount of any such tax or shall have established to the Company's satisfaction that the tax has been paid or that no tax is due.

         SECTION 2.03. No Fractional Shares to Be Issued. If more than one Warrant Certificate shall be surrendered for exercise at one time by the same holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered (and giving effect to the election of any Cashless Exercise). The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. In lieu thereof, the Company will purchase such fractional interest for an amount in cash equal to the Current Market Value of such fractional interest.

         SECTION 2.04. Cancellation of Warrants. The Company shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, exchange or substitution, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall destroy canceled Warrant Certificates. If the Company shall acquire any of the Warrants, such acquisition shall not operate as a redemption or termination of the right represented by such Warrants unless and until the Warrant Certificates evidencing such Warrants are surrendered to the Company for cancellation.

                                   ARTICLE III

            ADJUSTMENT OF EXERCISE PRICE; MERGER, ACQUISITION, ETC.; RESERVATION OF SHARES OF COMMON STOCK; PAYMENT OF TAXES

         SECTION 3.01. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price shall be subject to adjustment from time to time as provided in this Article III. After each adjustment of the Exercise Price, each Warrantholder shall at any time thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant to the provisions of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         SECTION 3.02. Stock Dividends. If the Company shall declare a dividend or any other distribution upon any capital stock which is payable in shares of Common Stock or securities convertible into shares of Common Stock at a conversion price less than the Current Market Value of a share of Common Stock on the date such dividend or distribution is declared, the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to such dividend or other distribution by the quotient obtained by dividing (i) the number of shares of Common Stock outstanding immediately prior to such declaration by (ii) the sum of the total number of shares of Common Stock outstanding immediately after such declaration (including any shares of Common Stock payable in connection with such declaration) and the number of shares of Common Stock (if any) issuable upon conversion of any such convertible securities. All shares of Common Stock and all convertible securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed to have been issued or sold without consideration.

         SECTION 3.03. Stock Splits and Reverse Stock Splits. If the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately increased. If the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately decreased.

         SECTION 3.04. Reorganizations and Asset Sales. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets of the Company shall be effected in such a way that the holders of the shares of Common Stock shall be entitled to receive securities, assets or other property with respect to or in exchange for shares of Common Stock, adequate provision shall be made, prior to and as a condition of such reorganization, reclassification, consolidation, merger or sale, whereby each Warrantholder shall have the right to receive, upon the terms and conditions specified herein and in addition to or in lieu of (as applicable) the Warrant Shares otherwise receivable upon the exercise of such Warrants, such securities or assets or other property as would have been issued or payable with respect to or in exchange for the number of Warrant Shares otherwise receivable after the happening of such reorganization, reclassification, consolidation, merger or sale had such Warrantholder exercised such Warrant immediately prior to such action. In any such case appropriate provision shall be made with respect to the rights and interests of such Warrantholder so that the provisions of this Agreement shall be applicable with respect to any securities, assets or other property thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation resulting from such consolidation or merger or the purchaser of such assets shall assume by written instrument delivered to each holder of Warrants the obligation to deliver to such holder such securities, assets or other property as such holder may be entitled to receive, subject to payment of the Exercise Price.

         SECTION 3.05. Covenant to Reserve Shares for Issuance on Exercise. (a) The Company will cause an appropriate number of shares of Common Stock to be duly and validly authorized and reserved and will keep available out of its authorized shares of Common Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, the full number of shares of Common Stock, if any, then issuable if all outstanding Warrants then exercisable were to be exercised. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purpose, the Company will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose. Prior to the issuance of any Warrant Shares, the Company shall secure the listing of such Warrant Shares upon any securities exchange upon which shares of Common Stock are then listed, if any.

         (b) The Company hereby authorizes and directs its current and future transfer agents for the shares of Common Stock at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will supply such transfer agents with duly executed stock certificates for such purposes. Promptly after the date of expiration of the Warrants, no shares shall be reserved in respect of such Warrants.

         SECTION 3.06. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

         SECTION 3.07. Notice of Change in Securities Issuable, etc. Whenever the securities issuable or deliverable in exchange for Warrants are changed pursuant to this Article III, the Company shall, within ten (10) days after the occurrence of the event resulting in such change, deliver or send to each Warrantholder a notice, executed by its Chief Financial Officer, setting forth in reasonable detail the facts requiring the change and specifying the effective date of such change and the number or amount of, and describing the shares of Common Stock or other securities issuable or deliverable in exchange for, each Warrant as so changed. Failure to publish such notice, or any defect in such notice, shall not affect the legality or validity of any such change provided that the Warrantholders are not materially prejudiced thereby.

         SECTION 3.08. References to Common Stock. Unless the context otherwise indicates, all references to Common Stock in this Agreement and in the Warrant Certificates, in the event of a change under this Article III, shall be deemed to refer also to any other securities or other property issuable or deliverable in exchange for Warrants pursuant to such change.

         SECTION 3.09. De Minimis Changes in the Exercise Price Not Required. Notwithstanding anything to the contrary in this Article III, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which, by reason of this Section 3.09, are not required to be made, shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this
Article III shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Article III to the contrary, so long as the changes in the Exercise Price described below would not adversely affect the rights or interests of the holders of Warrants, the Company shall be entitled to make such changes in the Exercise Price, in addition to those required by this Article III, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Sock, hereafter made by the Company shall not result in any Federal income tax liability pursuant to the provisions of Section 305(c) of the Internal Revenue Code and the regulations thereunder to the holders of Common Stock or other securities of the Company that are convertible, exercisable or exchangeable into shares of Common Stock.

                                   ARTICLE IV

           OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

         SECTION 4.01. No Rights as Stockholders. Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring on any Warrantholder any rights whatsoever as a stockholder of the Company, including the right to vote at, or to receive notice of, any meeting of stockholders of the Company; nor shall the consent of any such holder be required with respect to any action or proceeding of the Company; nor shall any such holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, either at, before or after exercising such Warrant, have any right to receive any cash dividends, stock dividends, allotments or rights, or other distributions (except as provided herein), paid, allotted or distributed or distributable to the stockholders of the Company prior to the date of the exercise of such Warrant, nor shall such holder have any right not expressly conferred by this Agreement or such holder's Warrant or Warrant Certificate.

         SECTION 4.02. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company in its discretion may issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence satisfactory to the Company (and surrender of any mutilated Warrant Certificate) and a bond of indemnity issued at the sole cost and expense of the Warrantholder, in form and amount and with corporate surety satisfactory to the Company, in each instance protecting the Company, a new Warrant Certificate of like tenor and exercisable for an equivalent number of shares of Common Stock as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate at any time shall be enforceable by anyone. An applicant for such a substitute Warrant Certificate also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender. For sake of clarity, the Company, FBR and the Warrantholders acknowledge that the foregoing is not intended to limit the Company from asserting any rights or remedies in respect of matters other than the requirements to be satisfied for the replacement of lost, stolen, mutilated or destroyed Warrant Certificates.

         SECTION 4.03.  Liquidation, Merger, etc.; Notice to Warrantholders.
If:

         (a) the Company shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

         (b) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of current earnings, retained earnings or earned surplus or dividends payable in Common Stock); or

         (c) there shall be proposed any consolidation or merger to which the Company is to be a party and for which approval of the holders of Common Stock is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or such other merger or transaction described in Section 3.04 hereof; or

         (d) there shall be proposed a reorganization, voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be given to each Warrantholder, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange the shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be filed and mailed in the case of a notice pursuant to (i) above at least ten calendar days before the record date specified and in the case of a notice pursuant to clause (ii) above at least 20 calendar days before the earlier of the dates specified. From the time notice is required to be given pursuant to this Section 4.03, the holders of Warrants shall be entitled to exercise such Warrants regardless of the provisions of Section 2.01.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01. Registration of Warrant Shares. (a) Upon the receipt by the Company at any time during the Exercise Period of the written request of registered holders of Warrants and of Warrant Shares representing an aggregate of 25% or more of the Warrant Shares, the Company shall file with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), such registration statements and amendments thereto and such other filings as may be required to permit the public offering and sale of such Warrant Shares in compliance with the Securities Act. The Company shall be required to register Warrant Shares no more than once pursuant to this Section 5.01(a). If the offering pursuant to any registration statement described in this Section 5.01(a) is made through underwriters and the managing underwriter of such offering shall advise the Company in writing that, in its opinion, the distribution of the number of Warrant Shares requested to be included in the registration concurrently with any securities being registered by the Company or other holders of the Company's securities with the right to request inclusion in such offering would materially and adversely affect the distribution of such securities by the Company, including with respect to the price at which the shares can be sold, then priority for including shares of Common Stock in the offering, up to the number advised by the managing underwriter, shall be allocated first, to each person who has requested inclusion of Warrant Shares pursuant to the "demand" registration right set forth in this Section 5.01(a), pro rata in proportion to the respective number of Warrant Shares to be included by them, and second, to the extent of any remaining capacity as advised by the managing underwriter, to the Company and to each other person who has requested inclusion of shares of Common Stock (including Warrant Shares) pursuant to a "piggyback" registration right, pro rata in proportion to the respective number of shares of Common Stock to be included by them. Such "demand" registration right shall not have a duration of more than five years from the date of effectiveness or the commencement of sales of the Offering. Warrantholders shall have no more than one such "demand" registration right, whether at the Company's expense or otherwise.

         (b) The Company will permit, subject to the last sentence of this
Section 5.01(b), any Warrant Shares to be included, at the request of the holders of such Warrant Shares, in any registration of shares of Common Stock of the Company (other than shares of Common Stock for a stock option or stock purchase plan or shares registered on Form S-4 in connection with an arms-length merger transaction) under a registration statement filed by the Company under the Securities Act at any time during the Exercise Period. The Company shall provide written notice to the record holders of all Warrants and Warrant Shares at least 15 days prior to the filing of any such registration statement sent by registered mail to the address of record of each such holder. If the offering pursuant to any registration statement described in this Section 5.01(b) is made through underwriters and the managing underwriter of such offering shall advise the Company in writing that, in its opinion, the distribution of the number of Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially and adversely affect the distribution of such securities by the Company, including with respect to the price at which the shares can be sold, then priority for including shares of Common Stock in the offering, up to the number advised by the managing underwriter, shall be allocated first, to the Company and each other person who has requested inclusion of shares of Common Stock pursuant to a "demand" registration right, pro rata in proportion to the respective number of shares of Common Stock to be included by them, and second, to the extent of any remaining capacity as advised by the managing underwriter, to each other person who has requested inclusion of shares of Common Stock (including Warrant Shares) pursuant to a "piggyback" registration right, pro rata in proportion to the respective number of shares of Common Stock to be included by them. Such "piggyback" registration right shall not have a duration of more than seven years from the date of effectiveness or the commencement of sales of the Offering.

         (c) In any registration of Common Stock initiated by the Company or by any person having "demand" registration rights in which Warrantholders request inclusion of Warrant Shares pursuant to Section 5.01(b), if at any time after giving notice of its intention to register securities and prior to the effective date of the applicable registration statement the Company or such other person shall determine for any reason not to register or to delay registration of it securities, the Company may, at its election, give written notice of such determination to each Warrantholder that has requested inclusion of Warrant Shares in the registration statement and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Shares in connection with such registration and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Warrant Shares for the same period as the delay in registering such other securities.

         (d) If (i) at any time when a prospectus relating to Warrant Shares is required to be delivered under the Securities Act, the Company discovers that, or any event occurs as a result of which, the prospectus (including any supplement thereto) included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(ii) the Commission issues any stop order suspending the effectiveness of any registration statement or proceedings are initiated or threatened for that purpose, then the Company shall promptly deliver a written notice to such effect to each Warrantholder whose Warrant Shares are included in such registration statement, and each such Warrantholder shall immediately upon receipt of such notice discontinue its disposition of Warrant Shares pursuant to such registration statement until its receipt of the copies of the supplemented or amended prospectus contemplated by the immediately following sentence and, if so directed by the Company, shall deliver to the Company or destroy (with such destruction certified in writing to the Company) at the Company's expense all copies, other than permanent file copies, then in such Warrantholder's possession of the prospectus or prospectus supplement relating to such Warrant Shares current at the time of receipt of such notice. As promptly as practicable following the event or discovery referred to in clause (i) of the immediately preceding sentence, the Company shall prepare and furnish to the Warrantholders whose Warrant Shares are included in such registration statement a reasonable number of copies of an amendment or supplement of such prospectus so that, as thereafter delivered to purchasers of such Warrant Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) Notwithstanding anything to the contrary in this Article V, if the filing or maintenance of any registration statement would require the Company to make a disclosure that would, in the reasonable judgment of the Company's Board of Directors, have a material adverse effect on the business, operations, properties, prospects or financial condition of the Company or on pending or imminent transactions, the Company shall have the right, exercisable for a period not to exceed in the aggregate 45 consecutive calendar days in any period of twelve consecutive months (the "Blackout Period") upon written notice to the Warrantholders, to delay the filing of any registration statement or of any amendment thereto, to suspend its obligation to maintain the effectiveness of any registration statement and to suspend the use of any prospectus or prospectus supplement in connection with any registration statement. Each Warrantholder agrees that upon receipt of any such notice from the Company, it shall immediately cease all efforts to dispose of Warrant Shares pursuant to such registration statement until such time as the Company shall notify it of the end of such restrictions or, if earlier, the expiration of the Blackout Period.

         (f) Each such holder shall pay the underwriting discount attributable to such holder's Warrant Shares, any transfer tax payable with respect thereto and the fees and expenses of such holder's counsel. All other expenses of registration under Section 5.01(a), or Section 5.01(b) shall be borne by the Company.

         (g) The Company will agree to indemnify the holders of Warrant Shares that are included in a registration statement or amendments to existing registration statements pursuant to this Section 5.01 substantially to the same extent as the Company has agreed to indemnify the Underwriters in the Underwriting Agreement and such holders will agree to indemnify the Company and any underwriter with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the Underwriters have indemnified the Company in the Underwriting Agreement.

         (h) If the offering pursuant to any registration statement provided for herein is made through underwriters, the Company will enter into an underwriting agreement in customary form and indemnify, in customary form, such underwriters and each person who controls any such underwriter within the meaning of the Securities Act. Such underwriting agreement shall contain provisions for the indemnification of the Company in customary form, provided that the aggregate amount that may be recovered from any such underwriter pursuant to such provisions shall not exceed the underwriting discounts and commissions applicable to the Warrant Shares purchased by any such underwriter under such underwriting agreement.

         SECTION 5.02. Enforcement of Warrant Rights. All rights of action are vested in the respective Warrantholders. Any holder of any Warrant, in its own behalf and for its own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise its Warrant for the purchase of the number of Warrant Shares issuable or deliverable in exchange therefor, in the manner provided in the Warrant and in this Agreement.

         SECTION 5.03. Negotiability and Ownership. The Warrants issued hereunder (and the Warrant Shares issuable upon exercise of the Warrants) shall not, for a period of 180 days following the closing of the Offering, be sold, transferred, assigned, pledged or hypothecated by the holders thereof except (a) to persons who are officers or partners of FBR and members of the selling group and/or their officers and partners, provided that any Warrants (and the Warrant Shares issuable upon exercise of the Warrants) transferred pursuant to this clause (a) shall remain subject to the restrictions set forth in this Section
5.03 with respect to any further transfers thereof, or (b) by operation of law, including in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution and, in any case, only in compliance with the Securities Act. Any attempt to sell, transfer, assign or hypothecate or dispose of the Warrant Shares or the Warrants in contravention of this Section shall be null and void.

         SECTION 5.04. Warrant Legend. (a) Each Warrant shall contain a legend in substantially the following form:

"THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED _________, 2004, BETWEEN TOWER GROUP, INC. AND FRIEDMAN, BILLINGS, RAMSEY & CO., INC. ANY ATTEMPT TO TRANSFER THIS WARRANT OR ANY SHARE OF COMMON STOCK ISSUED UPON EXERCISE OF THIS WARRANT TO ANY UNAUTHORIZED TRANSFEREE SHALL BE NULL AND VOID AND NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE. THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO IS IN EFFECT FOR SUCH SHARES UNDER THE ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT SHALL HAVE BEEN FURNISHED TO THE ISSUER."

         (b) Each certificate representing Warrant Shares, unless registered pursuant to Section 5.01, shall contain a legend substantially in the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO IS IN EFFECT FOR SUCH SHARES UNDER THE ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT SHALL HAVE BEEN FURNISHED TO THE ISSUER. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED _____________, 2004, BETWEEN TOWER GROUP, INC. AND FRIEDMAN, BILLINGS, RAMSEY & CO., INC. ANY ATTEMPT TO TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE TO ANY UNAUTHORIZED TRANSFEREE SHALL BE NULL AND VOID AND NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE."

         SECTION 5.05. Supplements and Amendments. (a) Notwithstanding the provisions of Section 5.05(b) below, FBR, without the consent or concurrence of the registered holders of the Warrants, may enter into one or more supplemental agreements or amendments with the Company for the purpose of evidencing the rights of Warrantholders upon consolidation, merger, sale, transfer or reclassification pursuant to Section 3.04, making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, or making such other provisions in regard to matters or questions arising under this Agreement as shall not materially adversely affect the interests of the holders of the Warrants or be inconsistent with this Agreement or any supplemental agreement or amendment.

         (b) With the consent of the registered holders of the Warrants representing in the aggregate at least a majority in number of the Warrant Shares then issuable upon exercise of the Warrants then outstanding and unexercised, the Company and FBR at any time and from time to time by supplemental agreement or amendment may add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Warrantholders and of the Company; provided, however, that no such supplemental agreement or amendment, without the consent of the registered holder of each outstanding Warrant affected thereby, shall:

             (1) alter the provisions of this Agreement so as to affect adversely the terms upon which the Warrants are exercisable or may be redeemed; or

             (2) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment.

         (c) Notwithstanding any other provision of this Agreement, this Agreement may not be amended, modified or supplemented at any time without the written consent of the Company and FBR.

         SECTION 5.06. Covenant as to No Investment Company Status. During the Exercise Period, the Company shall use commercially reasonable efforts to maintain its status as an entity that is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         SECTION 5.07. Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or FBR shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 5.08. Notices. Any notice or demand authorized by this Agreement to be given or made by FBR or the holder of any Warrant to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, facsimile or delivered by personal delivery, in either such case addressed, faxed or delivered, as the case may be (until another address is filed in writing by the Company with FBR) as follows:

           Tower Group, Inc.
           120 Broadway, 14th Floor
           New York, New York  10271
           Attn:  Michael H. Lee
           Facsimile:  [(212) 271-5492]

         Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on FBR shall be sufficiently given or made if sent by mail first-class, postage prepaid, facsimile or delivered by personal delivery, in either such case addressed, faxed or delivered, as the case may be (until another address is filed in writing by FBR with the Company), as follows:

           Friedman, Billings, Ramsey & Co., Inc.
           1001 Nineteenth Street North
           Arlington, Virginia 22209
           Attention:     Kurt Harrington
           Facsimile:  [____________]

           with a copy to:

           Friedman, Billings, Ramsey & Co., Inc.
           1001 Nineteenth Street North
           Arlington, Virginia 22209
           Attention:     General Counsel
           Facsimile:  [____________]

         Any notice or demand authorized by this Agreement to be given or made to the holder of any Warrants shall be sufficiently given or made if sent by first-class mail, postage prepaid, facsimile or delivered by personal delivery, in either such case addressed, faxed or delivered, as the case may be, to the last address of such holder as it shall appear on the Warrant Register.

         SECTION 5.09. Applicable Law. This Agreement and each Warrant Certificate shall be deemed a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         SECTION 5.10. Benefits of this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the parties hereto and the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Warrants.

         SECTION 5.11. Registered Warrantholders. Prior to due presentment for registration of transfer, the Company may deem and treat the person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith. The terms "Warrantholder" and "holder of any Warrants" and all other similar terms used herein shall mean such person in whose name Warrants are registered in the Warrant Register.

         SECTION 5.12. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times for inspection by any Warrantholder at the principal office of the Company. The Company may require any such Warrantholder to submit its Warrant Certificate for inspection by it before allowing such Warrantholder to inspect a copy of this Agreement.

         SECTION 5.13. Headings. The Article and Section headings herein are for convenience only and are not a part of this Agreement and shall not affect the interpretation thereof.

         SECTION 5.14. Counterparts. The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.



                                        TOWER GROUP, INC.


                                        By: ____________________________________
                                        Name:    Michael H. Lee
                                        Title:  President

                                        FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


                                        By: ____________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                    EXHIBIT A
                          [FORM OF WARRANT CERTIFICATE]

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED _________, 2004, BETWEEN TOWER GROUP, INC. AND FRIEDMAN, BILLINGS, RAMSEY & CO., INC. ANY ATTEMPT TO TRANSFER THIS WARRANT OR ANY SHARE OF COMMON STOCK ISSUED UPON EXERCISE OF THIS WARRANT TO ANY UNAUTHORIZED TRANSFEREE SHALL BE NULL AND VOID AND NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE. THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO IS IN EFFECT FOR SUCH SHARES UNDER THE ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT SHALL HAVE BEEN FURNISHED TO THE ISSUER.

No. __________                                            _______ Warrant Shares

                                     WARRANT
                      TO PURCHASE SHARES OF COMMON STOCK OF
                                TOWER GROUP, INC.

         Tower Group, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that
_______________________________________________, or registered assign(s), is the owner of a Warrant, which represents the right, subject to the terms and conditions hereof and of the Warrant Agreement hereafter referred to, to purchase from the Company at any time, or from time to time, from [________], 2005 up to the close of business on [_________], 2009 (or, if such date is not a Business Day (as defined below), the immediately preceding Business Day) (the "Exercise Period") the number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") set forth above (each share of Common Stock issuable upon exercise of a Warrant is referred to as a "Warrant Share"). Subject to the terms and conditions of the Warrant Agreement, the exercise price per Warrant represented by this Warrant Certificate shall be $[________] per share, adjusted as provided in Article III of the Warrant Agreement, payable in full as to each Warrant exercised at the time of purchase. The term "Underwriting Agreement" as used herein refers to the Underwriting Agreement dated _____________, 2004 between the Company and its Underwriters (as such term is defined in the Underwriting Agreement). The term "Exercise Price" as used herein refers to the foregoing price per share in effect at any time.

         This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period. The portion of this Warrant not exercised during the Exercise Period shall become void, and all rights hereunder and all rights in respect hereof and under the Warrant Agreement shall cease at the end of the Exercise Period. Each such purchase of Warrant Shares shall be made, and shall be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Company at the principal office of the Company, with the form of Election to Exercise attached hereto as Attachment 1 duly filled in and signed, and upon payment in full to the Company of the Exercise Price (i) in cash, (ii) by certified or official bank check payable to the Company's order, (iii) by wire transfer, (iv) through the surrender of shares of Common Stock valued at the Current Market Value (as defined below) of the Common Stock on the date of exercise, (v) provided that the Current Market Value (as defined below) on the date of exercise exceeds the Exercise Price, by a Cashless Exercise (as defined below) or (vi) by any combination of the foregoing, and any applicable taxes, other than taxes the Company is required to pay under the Warrant Agreement, subject to the conditions set forth herein and in the Warrant Agreement. A Warrantholder may exercise this Warrant for the full number of Warrant Shares issuable upon exercise hereof or any lesser number of whole Warrant Shares.

         For purposes of this Warrant Certificate, a "Cashless Exercise" shall mean an exercise of a Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Warrant or Warrants without payment of the Exercise Price in cash by surrendering such Warrant or Warrants (represented by one or more Warrant Certificates) and, in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Warrant or Warrants are exercisable and which would be issuable in the event of an exercise with payment in cash of the Exercise Price and (2) the Cashless Exercise Ratio. The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the date of exercise over the Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with a holder's option to elect a Cashless Exercise, such holder must specify the number of Warrants for which such Warrant Certificate is to be exercised (assuming payment with no Cashless Exercise). All provisions of the Warrant Agreement shall be applicable with respect to a Cashless Exercise of a Warrant Certificate for less than the full number of Warrants represented thereby.

         For purposes of this Warrant Certificate, "Current Market Value" shall mean (i) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the value of the security, determined in good faith by the board of directors of the Company and set forth in a certificate thereof, or (ii) (a) if the security is registered under the Exchange Act, the average of the volume weighted average sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the closing sales prices for all of the trading days before such date for which closing sales prices are available. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day on the principal U.S. national securities exchange or quotation system on which the security is listed or admitted to trading, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

         The Company shall not be required upon the exercise of the Warrant represented hereby to issue fractions of Warrant Shares or to distribute share certificates that evidence fractional Warrant Shares. Every holder of this Warrant Certificate expressly waives its right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in the Warrant Agreement, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of shares of Common Stock as to which such Warrant shall not have been exercised.

         This Warrant Certificate may be exchanged either separately or in combination with other Warrant Certificates at the principal office of the Company for new Warrant Certificates representing the same aggregate number of Warrant Shares as were evidenced by the Warrant Certificate or Warrant Certificates exchanged, upon surrender of this Warrant Certificate and any other Warrant Certificates being exchanged and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

         This Warrant Certificate is transferable (subject to restrictions set forth in the Warrant Agreement) at the principal office of the Company by the registered holder hereof in person or by its attorney duly authorized in writing, upon (i) surrender of this Warrant Certificate together with a duly executed assignment substantially in the form attached hereto as Attachment 2 and (ii) compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like number of Warrant Shares, will be issued to the transferee. Every holder of Warrants, by accepting this Warrant Certificate, consents and agrees with the Company and with every subsequent holder of this Warrant Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register maintained by the Company, the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of _______, 2004 (the "Warrant Agreement"), between the Company and Friedman, Billings, Ramsey & Co., Inc. and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Copies of the Warrant Agreement and of the Underwriting Agreement are available for inspection by the registered holder at the principal office of the Company.

         Nothing contained in the Warrant Agreement or in this Warrant Certificate shall be construed as conferring on the holder of any Warrants or his transferee any rights whatsoever as a stockholder of the Company.

         The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:_________________, 2004
                                              TOWER INSURANCE GROUP, INC


                           `                  By: ___________________________

                                                                    ATTACHMENT 1

                              ELECTION TO EXERCISE
                    (To be executed upon exercise of Warrant)

TO TOWER GROUP, INC.:

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant Certificate for, and to purchase thereunder, ___________ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of:

         (i) cash or a certified or official bank check payable to the Company's order (or combination thereof) in the amount of $________________;

         (ii) a wire transfer in the amount of $________________, confirmation number ____________;

         (iii) surrender of ________shares of Common Stock having a Current Market Value of in the amount of $________________; and/or

         (iv) surrender for cancellation of the Warrant, or portion thereof, representing ________shares of Common Stock pursuant to a Cashless Exercise (as defined in the Warrant Agreement).

         Please issue a certificate or certificates for such shares of Common Stock in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF REGISTERED HOLDER        Name ___________________________
OF WARRANT OR ASSIGNEE, AS APPLICABLE:
_____________________________                  Address ________________________

                                                       ________________________

                                               Signature _______________________

                                               Note: The above signature should
                                               correspond exactly with the name
                                               on the face of the attached
                                               Warrant Certificate or with the
                                               name of assignee appearing in
                                               the assignment form below.
         Dated:  ____________________, _______

                                                                    ATTACHMENT 2

                                   ASSIGNMENT
          (To be executed only upon assignment of Warrant Certificate)

         For value received, __________________________ hereby sells, assigns and transfer unto ___________________________ the attached Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.


Dated:  _____________________, _______


                                        ---------------------------------------
                                        NOTE:   The above signature should
                                                correspond exactly with the name
                                                on the face of the attached
                                                Warrant Certificate